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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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AXIS CAPITAL HOLDINGS LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AXIS CAPITAL HOLDINGS LIMITED

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 5, 2005

Pembroke, Bermuda

March 17, 2005

        Notice is hereby given that the Annual General Meeting of Shareholders of AXIS Capital Holdings Limited (the "Company") will be held at the Company's offices at Chesney House, 2nd Floor, 96 Pitts Bay Road, Pembroke HM 08, Bermuda, on Thursday, May 5, 2005 at 8:30 a.m. local time for the following purposes:

  1.
  To elect four Class II Directors to hold office until 2008;

  2.
  To appoint Deloitte & Touche, Hamilton, Bermuda, to act as the independent auditors of the Company for the fiscal year ending December 31, 2005 and to authorize the Board of Directors acting through the Audit Committee to set the fees for the independent auditors;

  3.
  To authorize the election of three nominees as directors of the Company's subsidiary, AXIS Specialty Limited;

  4.
  To authorize the liquidation of the Company's subsidiary, AXIS Specialty UK Limited; and

  5.
  To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

        Only shareholders of record, as shown by the transfer books of the Company at the close of business on March 11, 2005, are entitled to notice of and to vote at the meeting.

        The Company's financial statements for the year ended December 31, 2004 together with the report of the Company's independent auditors in respect of these financial statements will be presented at the meeting.

        PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. YOU MAY ALSO VOTE OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE VOTING INSTRUCTIONS PRINTED ON THE ACCOMPANYING PROXY CARD.

By Order of the Board of Directors,
Carol S. Rivers SECRETARY

AXIS CAPITAL HOLDINGS LIMITED
106 PITTS BAY ROAD, PEMBROKE HM 08, BERMUDA

PROXY STATEMENT
FOR
THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 5, 2005

March 17, 2005

        This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors of AXIS Capital Holdings Limited (the "Company") to be voted at the Annual General Meeting of Shareholders of the Company to be held on May 5, 2005 and any postponements or adjournments thereof.

        When the accompanying proxy card is properly executed and returned, the common shares, par value U.S.$0.0125 per share, of the Company that it represents will be voted as specified at the meeting on the following: (1) the election of the four nominees for Class II Directors as identified in this proxy statement; (2) the appointment of Deloitte & Touche, Hamilton, Bermuda, to act as our independent auditors for the fiscal year ending December 31, 2005 and the authorization of our board of directors acting through the Audit Committee to set the fees for the independent auditors; (3) the authorization of the election of three directors of our subsidiary, AXIS Specialty Limited; (4) the authorization of the liquidation of our subsidiary, AXIS Specialty UK Limited; and (5) such other business as may properly come before the meeting or any postponements or adjournments thereof.

        Shareholders of record as of the close of business on March 11, 2005 are entitled to vote at the meeting. As of March 11, 2005, there were 142,856,495 outstanding common shares entitled to vote at the meeting. Except as set forth in our bye-laws, each common share entitles the holder of record to one vote. In accordance with our bye-laws, shareholders whose shares constitute 9.5% or more of the voting power of our common shares are entitled to less than one vote for each common share held by them and will be notified by us of their voting power prior to the meeting.

        Election of the directors and approval of the other resolutions requires the affirmative vote of a majority of the votes cast at the meeting by the holders of shares represented in person or by proxy at the meeting, provided that there is a quorum consisting of two or more persons present in person and representing in person or by proxy shares representing more than fifty percent (50%) of the aggregate voting power of the Company. Common shares held by shareholders who are present in person or by proxy at the meeting and who elect to withhold authority to vote on any director nominee or who elect to abstain from voting on any resolution and broker non-votes will be counted towards the presence of a quorum but will not be counted as a vote for any director or for any resolution. Common shares held by shareholders who have signed their proxy cards but have not specified how their shares are to be voted will be counted towards the presence of a quorum and will be voted for the election of directors and for the resolutions.

        Any shareholder giving a proxy has the power to revoke it prior to its exercise by notice of revocation to the Company's Secretary in writing, by execution of a subsequent proxy card or by voting in person at the meeting.

        Our financial statements for the year ended December 31, 2004 together with the report of our independent auditors in respect of these financial statements will be presented at the meeting.

        This proxy statement, the attached notice of annual general meeting and the accompanying proxy card are first being mailed to shareholders on or about March 17, 2005.

DIRECTORS AND EXECUTIVE OFFICERS

Directors

        Our board of directors currently consists of 14 directors of which 11 are non-management directors. The board has determined that all 10 of our non-management directors are independent as defined in the listing standards of the New York Stock Exchange. The board has made this determination based primarily on a review of the responses of the directors to questions regarding employment and compensation history, family relationships and affiliations, and discussions with the directors. In addition, the board has determined that no material relationship exists between the Company and two of our directors who are affiliated with some of our large shareholders and five of our directors who are affiliated with companies with which we have business relationships. These determinations were made based on an examination of the facts and circumstances of those relationships, including the amounts of shares held, the monetary amounts involved, the nature of the relationships and the absence of any likelihood of conflicts of interest.

        Our board of directors is divided into three classes designated Class I, Class II and Class III. The term of office for each Class I director expires at the annual general meeting in 2006; the term of office for each Class II director expires at the annual general meeting in 2005; and the term of office for each Class III director expires at the annual general meeting in 2007. At each annual general meeting, the successors of the class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual general meeting to be held in the third year following the year of their election.

        Four Class II directors are to be elected at the meeting to hold office until the annual general meeting in 2008. Robert J. Newhouse, Jr. is a Class II director but has declined to stand for reelection at the meeting. All of the nominees currently are directors. All of the nominees were recommended to our board of directors for election at the meeting by the Corporate Governance and Nominating Committee. All nominees have consented to serve if elected. It is not expected than any of the nominees will become unavailable for election as a director, but if any nominee should become unavailable prior to the meeting, proxy cards authorizing the proxies to vote for the nominees will instead be voted for substitute nominees recommended by our board of directors.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES.

        The table below sets forth the names, ages, class and positions of the nominees who are standing for election at the meeting:

Name	Age	Class	Positions
Robert L. Friedman	61	II	Director
Donald J. Greene	71	II	Director
Jurgen Grupe	67	II	Director
Frank J. Tasco	77	II	Director

        Robert L. Friedman has served as a director since our inception. Since 1999, Mr. Friedman has been a Senior Managing Director of The Blackstone Group, L.P., and since February 2003 he has also been that firm's Chief Administrative Officer and Chief Legal Officer. Prior to joining Blackstone, Mr. Friedman was a partner at Simpson Thacher & Bartlett for 25 years, where he served as a senior member of that law firm's mergers and acquisitions practice. Mr. Friedman currently serves as a director of Houghton Mifflin Holdings Inc., Northwest Airlines, Inc., Premcor Inc. and TRW Automotive Holdings Corp.

        Donald J. Greene has served as a director since our inception. Mr. Greene was a named partner of LeBoeuf, Lamb, Greene & MacRae, L.L.P., where he practiced from 1964 until his retirement in 2001.

Mr. Greene is also a director of Associated Electric & Gas Insurance Services Limited. He was a founding director and former Chairman of the International Insurance Foundation and a former director of the International Insurance Council. He is a member of the board of overseers of the School of Risk Management of St. John's University (which school was formerly the College of Insurance) and a director emeritus of the Risk Foundation. In addition, he is an invested Commander of the Most Excellent Order of the British Empire by order of Her Majesty's Government for service to Lloyd's, the British insurance industry and the community of international insurance and law.

        Jürgen Grupe has served on our board of directors since May 2004. He is also a director of AXIS Specialty Holdings Ireland Limited and AXIS Re Limited. From 1998 until 2002, Mr. Grupe was a director of Aon Reinsurance Worldwide and Chairman of the Board of Aon Reinsurance Europe. Prior to Aon's acquisition of Jauch & Hubener Gmbh in 1997, he was a partner at Jauch & Hubener and Chairman of its reinsurance brokerage company.

        Frank J. Tasco has served as a director since our inception. Mr. Tasco retired in 1992 as Chairman of the Board and Chief Executive Officer of Marsh & McLennan Companies, Inc., a position he held since 1986. From December 1992 to December 1994, Mr. Tasco served as Chairman of Borden, Inc. Mr. Tasco is a director of St. Paul Travelers Companies Inc.

        The table below sets forth the names, ages, class and positions of the directors who are not standing for election at the meeting:

Name	Age	Class	Positions
Michael A. Butt	62	I	Chairman of the Board
John R. Charman	52	I	Chief Executive Officer and President
Charles A. Davis	56	I	Director
W. Thomas Forrester	56	I	Director
Maurice A. Keane	63	III	Director
Edward J. Kelly, III	51	III	Director
Scott A. Schoen	46	I	Director
Henry B. Smith	56	III	Director
Jeffrey C. Walker	49	III	Director

        Michael A. Butt has been Chairman of the Board since September 2002. Mr. Butt is also Chairman of the Board of AXIS Specialty Limited. Mr. Butt has over 40 years of insurance industry experience. From 1982 to 1986, Mr. Butt was the Chairman of Sedgwick Limited and Vice Chairman of the Sedgwick Group plc. From 1987 to 1992, Mr. Butt served as Chairman and Chief Executive Officer of Eagle Star Holdings plc and Eagle Star Insurance Company. From 1993 to 1998, Mr. Butt was Chief Executive Officer and President of Mid Ocean Limited. From 1998 to August 2002, Mr. Butt was a director of XL Capital Ltd. Mr. Butt is also a former director of the Farmers Insurance Group, BAT Industries and Instituto Nazionale delle Assicuranzioni.

        John R. Charman has been Chief Executive Officer and President since our inception. Mr. Charman is also Chief Executive Officer and President of AXIS Specialty Limited. Mr. Charman has over 30 years of experience in the insurance industry and has been in a senior underwriting position since 1975. From 2000 to 2001, he served as deputy chairman of ACE INA Holdings and President of ACE International. Mr. Charman was also Chief Executive Officer at ACE Global Markets from 1998 to 2001. Prior to that, Mr. Charman was the Chief Executive Officer of Tarquin plc (a joint venture company among Insurance Partners, Harvard University and the Charman Group), the parent company of the Charman Underwriting Agencies at Lloyd's. He was also a deputy chairman of the Council of Lloyd's and a member of the Lloyd's Core Management Group and Lloyd's Market Board between 1995 and 1997.

        Charles A. Davis has served as a director since our inception. Mr. Davis is Chairman and Chief Executive Officer of MMC Capital, Inc. and a Vice Chairman of Marsh & McLennan Companies, Inc. Mr. Davis became Chief Executive Officer of MMC Capital in 1999 and Chairman in 2002. Mr. Davis joined MMC Capital, Inc. in 1998 as President, a position he held until 2002. Prior to joining MMC Capital, Mr. Davis spent 23 years at Goldman, Sachs & Co., where, among other positions, he served as head of Investment Banking Services worldwide, head of the Financial Services Industry Group, a General Partner, a Senior Director and a Limited Partner. Mr. Davis is also a director of Media General, Inc., The Progressive Corporation and Merchants Bankshares Corporation.

        W. Thomas Forrester has served as a director since December 2003. Since 1999, Mr. Forrester has been the Chief Financial Officer of The Progressive Corporation, one of the largest automotive insurers in the United States, and has been a Vice President of Progressive since June 2001. From 1984 until 1999, he served in various other positions with Progressive, including Treasurer, Policy Team Member, Central Division President, Commercial Lines President and CAIP Division President.

        Maurice A. Keane has served as a director since September 2002. He is also Chairman of the Board of AXIS Specialty Holdings Ireland Limited and a director of AXIS Specialty Europe Limited. Mr. Keane was formerly the Group Chief Executive Officer of the Bank of Ireland, a position he held from 1998 until his retirement in 2002. He was Deputy Group Chief Executive Officer from 1991 through 1997, having been a Managing Director since 1983. He is currently Chairman of University College Dublin Foundation Limited and BUPA Ireland Limited and a director of DCC plc.

        Edward J. Kelly, III has served as a director since September 2002. Since March 2001, Mr. Kelly has been President, Chief Executive Officer and a director of Mercantile Bankshares Corporation and assumed the additional role of Chairman in March 2003. Mr. Kelly served as Managing Director, Head of Global Financial Institutions and as Co-Head of Investment Banking Client Management of J.P. Morgan Chase & Co. during January 2001. From February 1996 until 2001, he was a Managing Director of J.P. Morgan & Co. Incorporated and held additional positions with that company. Mr. Kelly is a director of CSX Corporation, CIT Group, Constellation Energy Group, Inc. and Hartford Financial Services Group. Mr. Kelly has advised the Company that he will serve on no more than three boards (including Mercantile Bankshares Corporation) by January 2006.

        Scott A. Schoen has served as a director since our inception. Since 1992, Mr. Schoen has been a Senior Managing Director of Thomas H. Lee Advisors, L.L.C., which is the general partner of Thomas H. Lee Partners, L.P. Prior to joining the firm in 1986, Mr. Schoen was in the Private Finance Department of Goldman, Sachs & Co. Mr. Schoen is a director of Refco Group Limited LLC, Simmons Company, Spectrum Brands, Inc., Syratech Corporation, TransWestern Publishing and Wyndham International Inc. He is Vice Chairman of the Board and a member of the Executive Committee of the United Way of Massachusetts Bay, a member of the Board of Advisors of the Yale School of Management and a member of the Yale Development Board.

        Henry B. Smith has served on our board of directors since May 2004. Mr. Smith is the former Chief Executive Officer of the Bank of Bermuda Limited, a position he held from March 1997 until March 2004. He joined the Bank of Bermuda in 1973 as a management trainee and has held various senior positions within the Bank of Bermuda, including Executive Vice President and Chief Operation Officer, Executive Vice President, Europe and Senior Vice President and General Manager, Retail Banking. He is a director of the Bank of Bermuda and W.P. Stewart & Co., Ltd.

        Jeffrey C. Walker has served as a director since our inception. Since November 2001, Mr. Walker has been the Managing Partner of JPMorgan Partners, LLC, JPMorgan Chase & Co.'s global private equity group, and a member of the Executive Committee and Vice Chairman of JPMorgan Chase & Co. Mr. Walker co-founded JPMorgan Partners, LLC in 1984. Mr. Walker is a director of 1-800-Flowers.com, Inc., Doane Pet Care Enterprises, Inc. and Pliant Corp.

Meetings of the Board of Directors and its Committees

        The Company's policy is to encourage directors to attend all meetings of our board of directors, all meetings of all committees of the board on which they serve and each annual general meeting of shareholders. Our board of directors met four times during the year ended December 31, 2004. No director attended fewer than 75% of the aggregate of the total number of meetings of the board and the total number of meetings of all committees of the board on which the director served. Twelve of the 14 directors then serving attended the 2004 annual general meeting of shareholders. Our non-management directors meet quarterly at executive sessions without management. They have selected Mr. Greene as the presiding director.

        Our board of directors currently maintains Executive, Audit, Compensation, Corporate Governance and Nominating, and Finance Committees. Current copies of the charter for each of these committees are available on our website at www.axiscapital.com.

        Executive Committee.    The Executive Committee is composed of Messrs. Butt, Charman, Davis, Schoen and Walker and is chaired by Mr. Newhouse, Jr. Commencing after the meeting, the Executive Committee will be composed of Messrs. Butt, Charman, Davis, Schoen and Walker and will be chaired by Mr. Greene. This committee may exercise the authority of the board of directors when the entire board of directors is not available to meet, except in cases where the action of the entire board of directors is required by our memorandum of association, our bye-laws or applicable law. The Executive Committee met one time during the year ended December 31, 2004.

        Audit Committee.    The Audit Committee is composed of Messrs. Forrester, Keane and Tasco, and is chaired by Mr. Friedman. Commencing after the meeting, the Audit Committee will be composed of Messrs. Keane and Smith and will be chaired by Mr. Forrester. This committee has general responsibility for the oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditors' qualifications and independence and the performance of our internal audit functions and independent auditors. The committee appoints, retains and determines the compensation for our independent auditors, pre-approves fees and services of the independent auditors and reviews the scope and results of their audit. Each member of the Audit Committee is a non-management director and is independent as defined in the listing standards of the New York Stock Exchange and under the U.S. Securities Exchange Act of 1934 (the "Exchange Act"). Our board of directors has determined that each of Messrs. Forrester and Keane qualifies as an audit committee financial expert pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). The Audit Committee met nine times during the year ended December 31, 2004.

        Compensation Committee.    The Compensation Committee is composed of Messrs. Greene, Grupe and Walker and is chaired by Mr. Tasco. This committee establishes our Chief Executive Officer's compensation in light of our established corporate performance goals and makes recommendations to our board of directors with respect to employee compensation, incentive compensation plans, equity-based plans and director compensation. This committee also administers and interprets our compensation and benefit policies, including our incentive plans and equity-based plans. Each member of this committee is a non-management director and is independent as defined in the listing standards of the New York Stock Exchange. The Compensation Committee met four times during the year ended December 31, 2004.

        Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee is composed of Messrs. Davis and Kelly and is chaired by Mr. Greene. Commencing after the meeting, the Corporate Governance and Nominating Committee will be composed of Messrs. Friedman and Kelly and will be chaired by Mr. Greene. This committee takes a leadership role in shaping our corporate governance by identifying and proposing qualified director nominees, overseeing the purpose, structure and composition of the board committees, overseeing the annual evaluation of the board of directors and the committees and periodically reviewing our Code of Business Conduct and Corporate Governance Guidelines. Each member of this committee is a non-management director and is independent as defined in the listing standards of the New York Stock Exchange. The Corporate Governance and Nominating Committee met four times during the year ended December 31, 2004.

        The Corporate Governance and Nominating Committee will consider candidates recommended by shareholders to be nominated to our board of directors for election at the annual general meeting of shareholders. A shareholder who wishes to submit a candidate for consideration must be a shareholder of record at the time that it submits a candidate for nomination and must be entitled to vote for the candidate at the meeting. A shareholder must give written notice of the submission to the Company's Secretary not less than 90 days nor more than 120 days prior to the anniversary of the annual general meeting of shareholders of the preceding year. The notice must include (1) the name, age and business and residence addresses of the candidate, (2) the principal occupation or employment of the candidate, (3) the number of common shares or other securities of the Company beneficially owned by the candidate, (4) all other information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act and (5) the candidate's written consent to be named in the proxy statement and to serve as a director if elected. The notice must also include information on the shareholder submitting the nomination, including the shareholder's name and address as it appears on the Company books and the number of our common shares beneficially owned by the shareholder.

        The Corporate Governance and Nominating Committee believes that directors should be persons who combine the highest standards of integrity and significant accomplishments in their chosen field of endeavor. Directors should bring a diversity of experiences, skills and perspectives to our board of directors. The committee considers qualities of intelligence, honesty, perceptiveness, good judgment, high ethics and standards, integrity and fairness to be of paramount importance. It also examines experience, knowledge and skills in business judgment, leadership, strategic planning, general management practices and crisis response. In addition, the committee looks for candidates with financial expertise and a willingness and ability to commit the time required to fully discharge their responsibilities to the board. The committee evaluates candidates on the basis of their qualifications and not on the basis of the manner in which they were submitted for consideration.

        Finance Committee.    The Finance Committee is composed of Messrs. Butt, Kelly and Smith and is chaired by Mr. Schoen. Commencing after the meeting, the Finance Committee will be composed of Messrs. Butt, Davis and Kelly and will be chaired by Mr. Schoen. This committee oversees our finance function, including investment of funds and financing facilities. It is also responsible for establishing our investment guidelines, approving the appointment and terms of investment managers, evaluating the performance of investment managers, monitoring the need for additional financing and ensuring compliance with outstanding debt facility covenants. The Finance Committee met four times during the year ended December 31, 2004.

Director Compensation

        Non-employee directors receive a lump sum cash amount determined annually by the Compensation Committee based on the number of board and committee meetings expected to be held during the year, the number of committees on which the director serves and whether the director serves as chairman of a committee. For 2005, the amount ranged from $53,000 to $70,000. Prior to the commencement of each calendar year, directors are entitled to elect to receive common shares in lieu of the cash compensation that would otherwise be payable to them during such year. Each non-employee director also receives annually a grant of 8,000 stock options and $20,000 worth of common shares pursuant to a restricted stock grant, in both cases at the fair market value of the common shares at the time of grant. Prior to the commencement of each calendar year, directors may elect to receive cash in lieu of the equity compensation that would otherwise be payable to them during such year with the approval of the Compensation Committee. The stock options vest in three equal installments on the first, second and third anniversaries of the grant. The restricted stock vests six months after the date of grant. Directors who are also employees do not receive compensation for their service as directors.

        In addition, Mr. Keane receives an annual lump sum cash amount of $39,000 for services as Chairman of the Board of AXIS Specialty Holdings Ireland Limited and a director of AXIS Specialty Europe Limited, and Mr. Grupe receives an annual lump sum cash amount of $29,000 for services as a director of AXIS Specialty Europe Limited and AXIS Re Limited.

        Shares issued to our directors in lieu of fees and stock options and restricted stock grants made to our directors are made pursuant to the AXIS Capital Holdings Limited 2003 Directors Long-Term Equity Compensation Plan (the "Directors Plan"). The Directors Plan has been adopted by our board of directors and approved by our shareholders. The maximum number of common shares with respect to which awards may be granted under the Directors Plan is 1,200,000. As of February 28, 2005, non-qualified stock options exercisable for 120,000 common shares and 12,639 restricted shares have been granted under the Directors Plan. The board has broad authority to administer the plan, including the authority to determine when awards will be made, the type and amount of awards, the exercise price of options, any limitations, restrictions or conditions applicable to each award, if any, and the terms of any instrument that evidences an award.

        Options awarded under the Directors Plan are generally granted for a ten-year term, but may terminate earlier if the participant's service terminates prior to the end of the term. The exercise price of an option must be at least equal to the fair market value of the shares on the date such option is granted. The exercise price of options may be paid (1) in cash, (2) by delivery of previously-acquired common shares, (3) by any combination of (1) and (2), (4) pursuant to a cashless exercise program or (5) by any other means that our board of directors approves in its discretion. Holders of restricted stock may generally exercise full voting rights and may be credited with regular dividends paid with respect to the underlying shares while they are so held. The shares generally become freely transferable after the last day of the applicable period of restriction. Upon a change in control of the Company, all outstanding stock options will become immediately exercisable and remain exercisable throughout their entire term and all restrictions with respect to outstanding restricted stock awards will lapse.

        Each non-employee director may elect to participate in an unfunded nonqualified deferred compensation plan (the "Directors Deferred Plan"), which has also been adopted by our board of directors and approved by our shareholders. The Directors Deferred Plan allows participating directors to elect (1) the amount, if any, of cash or stock received as fees for services to be deferred (expressed as a dollar amount, number of shares or percentage) and (2) the form in which payment is to be made (lump sum or three annual installments). Directors who choose to defer fees otherwise payable in shares are credited a number of phantom stock units equal in amount to the number of shares of stock deferred. As of February 28, 2005, 36,924 shares of phantom stock have been issued under the Directors Deferred Plan. When a cash dividend is declared on the stock, the portion of the participant's deferral account denominated in phantom share units is credited with additional phantom share units (or portions thereof). Directors who choose to defer fees otherwise payable in cash are credited with interest on their cash deferral at a rate for the year of deferral that is 100 basis points above the 12-month LIBOR rate for deposits of U.S. dollars. Amounts deferred are 100% vested at all times. Generally, benefits are paid upon termination of service as a director. The plan is administered by our board of directors.

Executive Officers

        The table below sets forth certain information concerning our executive officers:

Name	Age	Positions
Michael A. Butt(1)	62	Chairman of the Board
John R. Charman(1)	52	Chief Executive Officer and President
Robert J. Newhouse, Jr.	80	Director, Chairman of the Executive Committee
Andrew Cook	42	Chief Financial Officer
Dennis B. Reding	56	Chairman, AXIS Insurance
William A. Fischer	44	Chief Executive Officer and President, AXIS Global Reinsurance
John Gressier	37	Deputy Chairman, AXIS Insurance and Chief Executive Officer and President, of AXIS Global Insurance
Karl Mayr	55	Chief Executive Officer and President, AXIS Re Europe
Michael E. Morrill	45	Chief Executive Officer and President, AXIS U.S. Reinsurance
F. Marshall Turner, II	47	Chief Executive Officer and President, AXIS U.S. Insurance
Lorraine S. Mariano	42	Chief Human Resources Officer
John J. Murray	44	Chief Operations Officer
Carol S. Rivers	41	General Counsel and Secretary
Richard Strachan	37	Chief Claims Officer

(1)
Biography available under "—Directors."

        Robert J. Newhouse, Jr. has served as a director and as Chairman of the Executive Committee since our inception. He was also the Chairman of the Board for the first year of our operations. He was the Chairman of the Board of Directors of Mid Ocean Limited from 1992 until it was sold to XL Capital Ltd. in 1998. From 1998 to November 2001, Mr. Newhouse was a director of, and consultant to, XL Capital Ltd. Prior to that, Mr. Newhouse held various executive positions with Marsh & McLennan Companies, Inc. from 1954 through 1990 and served as President from 1976 to 1988 and Vice Chairman and Member of the Office of the Chairman from 1988 through 1990. During that time, he played a major role in the formation of ACE Limited and XL Capital Ltd. and served as a director of both companies. Mr. Newhouse has declined to stand for reelection at the meeting and will retire as an executive officer immediately following the meeting.

        Andrew Cook has been Chief Financial Officer of the Company since our inception. He is also a director and Executive Vice President of our subsidiary, AXIS Specialty Limited. Mr. Cook, a chartered accountant, has 16 years of industry experience. From 1993 to 1999, he served as Senior Vice President and Chief Financial Officer of LaSalle Re Holdings Limited. Mr. Cook worked as an independent consultant assisting clients in raising private equity capital from 1999 to 2000. He then served as Senior Vice President and Chief Financial Officer of Mutual Risk Management Limited from 2001 until joining us in late 2001.

        Dennis B. Reding has been Chairman of AXIS Insurance since January 2005. From January 2003 until December 2004, he was Chief Executive Officer of AXIS U.S. Insurance. He is also Chief Executive Officer and President of our subsidiaries, AXIS Specialty U.S. Holdings, Inc. and AXIS Specialty U.S. Services, Inc., and an Executive Vice President of our subsidiaries, AXIS Specialty Insurance Company, AXIS Reinsurance Company and AXIS Surplus Insurance Company. Mr. Reding

has 34 years of industry experience. Mr. Reding was President and Chief Executive Officer of Westchester Specialty Group from 1992 to 1998. He then served as President and Chief Executive Officer of ACE USA, Inc. from 1998 to 2001 and President of ACE INA Holdings, Inc. from 2001 to 2002. Mr. Reding was Chairman and Chief Executive Officer of Combined Specialty Group, Inc., a subsidiary of Aon Corporation, in 2002.

        William A. Fischer has been Chief Executive Officer and President of AXIS Global Reinsurance since our inception. He is also Executive Vice President of our subsidiary, AXIS Specialty Limited. Mr. Fischer has 18 years of industry experience. Mr. Fischer began his career at Skandia America Reinsurance in 1987 as a treaty underwriter, where he served until November 1991. From November 1991 to October 1994, he served as Vice President of Treaty Property Underwriting at Transatlantic Reinsurance Company. Mr. Fischer then served as Executive Vice President with responsibilities for property, accident and health, and financial products at Everest Re Group, Ltd. from October 1994 to May 2001. He then served as a Senior Vice President of the Brokered Group of American Re, where he was responsible for all property business, until joining us in late 2001.

        John Gressier has been Vice Chairman of AXIS Insurance since January 2005 and Chief Executive Officer and President of AXIS Global Insurance since April 2002. He is also Chairman of the Board of our subsidiary, AXIS Specialty Europe Limited, a director of our subsidiary, AXIS Specialty Holdings Ireland Limited and Executive Vice President of our subsidiary, AXIS Specialty Limited. Mr. Gressier has over 18 years of experience in the insurance industry. Mr. Gressier served as an underwriter at Charman Underwriting Agencies from 1989 until ACE Limited acquired Charman in 1998. Mr. Gressier then served as Deputy Underwriter of Syndicates 488/2488, Director of ACE Global Markets Underwriting Limited and Director of Marine and Specialty Lines for Syndicate 2488. He was also a member of ACE Global Markets Executive Underwriting Committee. In February 2001, Mr. Gressier was appointed Joint Active Underwriter of Syndicate 2488 and director of the ACE Agency Board, where he served until joining us in 2002.

        Dr. Karl Mayr has been Chief Executive Officer and President of AXIS Re Europe since August 2003. He is also Chairman of the Board of our subsidiary, AXIS Re Limited, and a director of our subsidiary, AXIS Specialty Holdings Ireland Limited. Mr. Mayr has 25 years of reinsurance experience. He joined Frankona Ruckversicherungs-AG in 1980, where he was appointed a member of the Board of Management in 1992. From 1988 to 1992, he held senior officer positions at the U.S. branch of Frankona in Kansas City, Missouri, which he headed up from 1990. After the acquisition of Frankona by ERC, he served on various boards of management in their German companies as well as a director on the boards of several of their European affiliates. From 2002 until July 2003, Mr. Mayr was Chief Executive Officer of GE Frankona Re.

        Michael E. Morrill has been Chief Executive Officer and President of AXIS U.S. Reinsurance since August 2002. He is also a director and an Executive Vice President of our subsidiaries, AXIS Specialty U.S. Holdings, Inc. and AXIS Specialty U.S. Services, Inc., Chairman, Chief Executive Officer and President of our subsidiary, AXIS Reinsurance Company, and an Executive Vice President of our subsidiaries, AXIS Specialty Insurance Company and AXIS Surplus Insurance Company. Mr. Morrill has over 20 years of experience in the insurance and reinsurance industry. From 2001 to 2002, Mr. Morrill was the President and Chief Executive Officer of Gerling Global Reinsurance Corporation of America. From 1996 to 2001, he served as Chief Underwriting Officer for North America and Senior Vice President at Transatlantic Reinsurance Company. He has also held senior management and underwriting positions at Munich American Reinsurance Company, Cologne Reinsurance Company of America and Christiania General Insurance Company.

        F. Marshall Turner, II has been the Chief Executive Officer of AXIS U.S. Insurance since January 2005 and the President of AXIS U.S. Insurance since January 2004. He is also a director and an Executive Vice President of our subsidiaries, AXIS Specialty U.S. Holdings, Inc. and AXIS Specialty

U.S. Services, Inc., Chairman, Chief Executive Officer and President of our subsidiary, AXIS Specialty Insurance Company, Chairman and Executive Vice President of our subsidiary, AXIS Surplus Insurance Company, and a director and an Executive Vice President of our subsidiary, AXIS Reinsurance Company. He joined the Company in November 2002 as Executive Vice President and Chief Operating Officer of AXIS U.S. Insurance. Prior to that, Mr. Turner was President of the Specialty Property & Casualty Group of Aon Corporation's Combined Specialty Group from February 2002. From 1996 to 2002, he served in various senior positions, including President, with the Westchester Specialty Group/ACE USA. Mr. Turner also served as Vice President, Specialty Property Director for Zurich American Insurance Group after holding several property/package underwriting and managerial positions with the Hartford Insurance Group where he began his insurance career in 1980.

        Lorraine S. Mariano began consulting for the Company in January 2003 and joined as Chief Human Resources Officer in April 2003. She is also a Senior Vice President of AXIS Specialty U.S. Holdings, Inc. and AXIS Specialty U.S. Services, Inc. Ms. Mariano has 18 years of professional human resources experience, primarily with global financial services companies. From 1993 to 2002, she held various human resources positions with Franklin Templeton Investments, most recently as Vice President, Human Resources. From 1989 to 1993, she worked at KeyCorp, where she rose to the position of Vice President of Corporate Employee Relations.

        John Murray has been Chief Operations Officer since November 2001. He is also an Executive Vice President of Operations of our subsidiary, AXIS Specialty Limited. Mr. Murray, a chartered accountant, has 14 years of industry experience. From 1995 to 2000, he was the Head of Operations for ACE Global Markets Limited. He then served as a Finance Director of Newmarket Underwriting Limited during 2000 and 2001.

        Carol S. Rivers has been General Counsel since August 2003. She has also served as the Secretary of the Company since March 2004, and is Secretary of our subsidiary, AXIS Specialty Limited, and an Assistant Secretary of our subsidiaries, AXIS Specialty U.S. Holdings, Inc. and AXIS Specialty U.S. Services, Inc. From January 1997 until July 2003, Ms. Rivers was a Counsel at Mayer, Brown, Rowe & Maw, LLP, an international law firm based in Chicago, Illinois, where she specialized in corporate and securities law. From April 1993 until December 1996, she was an Associate at Mayer, Brown, Rowe & Maw, LLP. From May 1987 until April 1993, Ms. Rivers was an Associate at Kirkland & Ellis, Chicago, Illinois.

        Richard Strachan has been Chief Claims Officer since April 2002. He is also a director of our subsidiaries, AXIS Re Limited and AXIS Specialty Europe Limited. Mr. Strachan has 19 years of experience in the insurance and reinsurance industry. From 1985 to 1997, he managed claims for Syndicates 488 and 2488 at both Charman Underwriting Agencies and Tarquin plc. From 1997 to 1999, Mr. Strachan served as a claims adjuster at ACE Global Markets. From 1999 to 2001, he served as claims team leader for ACE Global Markets.

Management Compensation

        The following table sets forth compensation earned by our Chief Executive Officer and each of our four other most highly compensated executive officers for the year ended December 31, 2004. These individuals are referred to as the "named executive officers."

Summary Compensation Table

	Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(1)	Restricted Stock Awards(2)	Securities Underlying Options/SARs(3)	All Other Compensation(4)
John R. Charman CEO and President	2004 2003 2002	$1,250,000 1,000,000 1,000,000	$3,000,000 2,250,000 1,750,000	$245,419 130,978 168,479	$2,521,800 2,369,600 5,058,000	130,000 130,000 200,000	$153,749 125,080 100,000
Michael A. Butt(5) Chairman of the Board	2004 2003 2002	750,000 500,000 126,493	1,325,000 1,125,000 200,000	233,177 196,052 52,419	1,050,750 888,600 1,011,600	55,000 55,000 120,000	75,336 50,360 12,649
Dennis B. Reding(6) Chairman, AXIS Insurance	2004 2003 2002	575,000 500,000 62,500	700,000 625,000 165,995	50,297 36,759 4,318	1,050,750 592,400 870,000	55,000 40,000 60,000	58,473 58,513 7,314
William A. Fischer CEO and President, Global Reinsurance	2004 2003 2002	575,000 475,000 400,000	1,000,000 950,000 500,000	266,743 256,101 228,893	840,600 592,400 252,900	40,000 40,000 80,000	60,197 50,313 41,000
John Gressier(7) CEO and President, Global Insurance	2004 2003 2002	665,078 490,598 295,763	1,140,000 950,000 557,740	4,555 1,676 3,506	840,600 592,400 1,524,900	40,000 40,000 140,000	104,167 105,661 19,440

(1)
Other Annual Compensation includes (i) housing allowance paid to Mr. Charman for 2004 in the amount of $185,782, for 2003 in the amount of $83,761 and for 2002 in the amount of $127,121; (ii) housing allowance paid to Mr. Butt for 2004 in the amount of $180,000, for 2003 in the amount of $144,000 and for 2002 in the amount of $36,430; (iii) car allowance paid to Mr. Reding for 2004 in the amount of $12,000 and for 2003 in the amount of $11,000; and (iv) housing allowance paid to Mr. Fischer for each of 2004 and 2003 in the amount of $204,000 and for 2002 in the amount of $144,241. The reported amount also includes the amount we paid for health and long term disability insurance, social insurance and taxes, club membership fees, car allowances and relocation expenses on behalf of the named executive officers.

(2)
Includes restricted stock that was granted with respect to the 2004 and 2003 fiscal years on January 13, 2005 and January 2, 2004, respectively, and reflects the fair value per share on the date of grant for shares granted during the years ended December 31, 2003, 2002 and 2001. The number and aggregate value of all restricted stock holdings at December 31, 2004 based on the closing market price of our common shares at such date of $27.35 for each of the named executive officers was as follows: Mr. Charman had 570,000 shares with a value of $15,589,500; Mr. Butt had 147,500 shares with a value of $4,034,125; Mr. Reding had 117,500 shares with a value of $3,213,625; Mr. Fischer had 110,000 shares with a value of $3,008,500; and Mr. Gressier had 166,000 shares with a value of $4,540,100. Dividends are paid on the restricted stock but are held by the Company until the restrictions lapse.

(3)
Includes stock options that were granted with respect to the 2004 and 2003 fiscal years on January 13, 2005 and January 2, 2004, respectively.

(4)
Includes amounts paid in 2004, 2003 and 2002 under our defined contribution retirement plans, under arrangements to compensate employees whose contributions under those plans exceed statutory maximum limits and for term life insurance.

(5)
Mr. Butt joined us in September 2002. His annual salary in 2002 was $500,000, of which $126,493 was earned.

(6)
Mr. Reding joined us in November 2002. His annual salary in 2002 was $500,000, of which $62,500 was earned. All amounts for 2002 were paid by Aon Corporation and reimbursed by the Company under a secondment agreement.

(7)
Mr. Gressier joined us in 2002. His annual salary in 2002 was $394,350, of which $295,763 was earned. His annual salary in 2004 and 2003 was £364,210 and £301,000, respectively. The amounts shown for 2004 and 2003 are converted at the rate of exchange in force at the date of payment.

Options/SAR Grants in 2004

        The following table presents information concerning stock options granted to the named executive officers for the year ended December 31, 2004.

Name	Number of Securities Underlying Option/SARs Granted(1)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price	Expiration Date	Grant Date Present Value(2)
John R. Charman.	130,000	11.5%	$28.02	01/13/2015	$5.38
Michael A. Butt	55,000	4.8	28.02	01/13/2015	5.38
Dennis B. Reding	55,000	4.8	28.02	01/13/2015	5.38
William A. Fischer	40,000	3.5	28.02	01/13/2015	5.38
John Gressier	40,000	3.5	28.02	01/13/2015	5.38

(1)
The stock options were granted with respect to the 2004 fiscal year but were granted on January 13, 2005. The options vest in three equal installments on the first, second and third anniversaries of the date of grant.

(2)
The fair market value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants for 2004: risk free interest rates of 4.17%, expected life of seven years, a dividend yield of 2.5% and expected volatility of 22%.

Aggregated Options/SAR Exercises in 2004
And Fiscal Year-End Option/SAR Values

        The following table presents information concerning stock options exercised by the named executive officers during the year ended December 31, 2004 and the number and value of unexercised options held by them at December 31, 2004.

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End Exercisable/Unexercisable(1)	Value of Unexercised In-the-Money Options/SARs At Fiscal Year End Exercisable/Unexercisable(1)
John R. Charman	—	—	2,201,778/283,334	$31,786,242/856,671
Michael A. Butt	—	—	90,000/115,000	1,126,666/563,334
Dennis B. Reding	—	—	53,333/101,667	556,000/278,000
William A. Fischer	—	—	140,000/80,000	1,873,329/342,671
John Gressier	—	—	99,999/100,001	1,279,329/639,671

(1)
Includes stock options that were granted with respect to the 2004 fiscal year but were granted on January 13, 2005.

Retirement Plans

        We provide retirement benefits to eligible employees through various plans sponsored by the Company in Bermuda, Ireland, the United Kingdom, the United States and Switzerland. For 2004, in Bermuda, we contributed 10% of base salary to a registered plan for Bermudians and 10% of base salary to an unregistered plan for non-Bermudians. In Ireland and the United Kingdom, we contributed 15% of base salary to defined contribution plans, subject to certain statutory maximum limits. In the United States, we contributed 10% of eligible compensation to a 401(k) profit sharing plan, subject to certain statutory maximum limits, and, for certain highly compensated employees for which the statutory limits were met, contributed 10% of base salary (less amounts contributed to the 401(k) plan) to a supplemental retirement plan. In Switzerland, we contributed 15% of base salary to a defined contribution plan. Under the plans in Ireland, the United Kingdom, the United States and Switzerland, some employees are entitled to contribute to the plans on a tax-deferred basis. Under the Swiss plan, contributions are invested by an insurance company with a minimum guaranteed return on statutorily mandated amounts. Under all of the other plans, contributions are invested at the discretion of the participants in a variety of investment options selected by the Company. Benefits under the plans generally vest upon one to four years of service with the Company (other than the Swiss plan, which vest immediately) and generally are distributable upon termination or retirement.

        In January 2004, we implemented supplemental retirement plans for Messrs. Charman and Butt. The plan for Mr. Charman requires us to make annual payments to Mr. Charman upon his retirement for a period of 20 years. The benefits vest over a period of two years commencing in 2006. Commencing at age 56, Mr. Charman is entitled to an annual payment of $750,000 compounded by 3% annually for each year commencing from inception. The plan for Mr. Butt requires us to make annual payments to Mr. Butt upon his retirement for a period of 10 years. The benefits vest over a period of two years commencing in 2006. Commencing at age 66, Mr. Butt is entitled to an annual payment of $250,000 compounded by 3% annually for each year commencing from inception. If either Mr. Charman or Mr. Butt dies, is permanently disabled or a change of control of the Company occurs, the remaining benefits under his plan are payable by the Company in a lump sum. The benefits received under these plans will be offset by the benefits received by Messrs. Charman and Butt under the Bermuda retirement plan.

2003 Long-Term Equity Compensation Plan

        Our board of directors has adopted and our shareholders have approved a long-term incentive plan (the "Employees Plan"). The plan provides for the granting of non-qualified stock options, incentive stock options (within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986 (the "Code")), stock appreciation rights ("SARs"), restricted stock awards, performance share and performance unit awards and share purchase rights to employees, directors and consultants. To date, the Company has issued only non-qualified stock options, restricted stock and share purchase rights under the Employees Plan. The maximum number of common shares with respect to which awards may be granted under the plan is 14,855,192, of which 1,200,000 are available for issuance pursuant to share purchase rights and of which 13,655,192 are available for issuance under all other awards. As of February 28, 2005, 10,557,121 shares have been issued or are subject to issuance upon the exercise or payment of outstanding awards under the Employees Plan. The Compensation Committee has broad authority to administer the plan, including the authority to determine when awards will be made, determine the type and amount of awards, determine the exercise price of options and SARs, determine any limitations, restrictions or conditions applicable to each award, determine the terms of any instrument that evidences an award and select plan participants.

        Stock Options.    Options awarded under the Employees Plan are generally granted for a ten-year term, but may terminate earlier if the participant's employment or service terminates prior to the end of the term. The exercise price of an option must be at least equal to the fair market value of the shares on the date such option is granted. The exercise price of options may be paid (1) in cash, (2) by delivery of previously-acquired common shares, (3) by any combination of (1) and (2), (4) pursuant to a cashless exercise program or (5) by any other means the Compensation Committee approves, in its discretion. The outstanding stock options generally vest in three equal installments on the first, second and third anniversaries of the date of grant or earlier upon the retirement, death or permanent disability of the participant or a change of control of the Company. As of February 28, 2005, non-qualified stock options exercisable for 6,455,011 common shares had been granted under the Employees Plan.

        Restricted Stock.    Holders of restricted stock may generally exercise full voting rights and may be credited with regular dividends paid with respect to the underlying shares while they are so held. The shares generally become freely transferable after the last day of the applicable period of restriction. The period of restriction with respect to outstanding stock awards generally expires on the third anniversary of the date of grant or earlier upon the retirement, death or permanent disability of the participant or a change of control of the Company. As of February 28, 2005, 3,180,550 restricted shares have been granted under the Employees Plan.

        Share Purchase Rights.    Share purchase rights may only be granted to employees according to terms determined by the Compensation Committee. To assist employees in purchasing shares pursuant to a grant of share purchase rights, we may offer employees who are not executive officers of the Company full recourse loans secured by the shares purchased with the loan proceeds. As of February 28, 2005, share purchase rights exercisable for 921,560 common shares had been granted and exercised under the Employees Plan.

Equity Compensation Plan Information

        The following table presents information concerning our equity compensation plans as of December 31, 2004.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders(1)	5,334,181	$16.69	7,060,900	(3)
Equity compensation plans not approved by security holders(2)	360,000	$13.17	—

Total	5,694,181	$16.47	7,060,900	(3)

(1)
Includes stock options granted under the Employees Plan and the Directors Plan.

(2)
Includes two grants of stock options made to Robert J. Newhouse pursuant to a non-qualified option agreement dated as of December 31, 2002. The first grant was for 240,000 common shares at an exercise price of $12.50 per share with a termination date of January 2, 2012. The second grant was for 120,000 shares at an exercise price of $14.50 per share with a termination date of November 12, 2002. The options were fully vested upon grant.

(3)
Includes common shares available for issuance (i) under the Employees Plan pursuant to awards of stock options, stock appreciation rights, restricted stock, performance units and performance shares and share purchase rights and (ii) under the Directors Plan pursuant to awards of unrestricted stock, stock options and restricted stock.

Employment Agreements

        John R. Charman.    Under Mr. Charman's employment agreement, dated as of December 15, 2003, Mr. Charman has agreed to serve as our Chief Executive Officer and President, a member of our board of directors and a member of the Executive Committee of our board of directors. Mr. Charman's term of service under this agreement continues until December 31, 2008. Mr. Charman receives an annual base salary of $1,250,000 as of January 1, 2004 and an annual target incentive bonus opportunity, to be determined by the board, of no less than 150% of his base salary. Mr. Charman's salary can be subject to review for increase at the discretion of the board, however, it cannot be decreased. Mr. Charman also was granted stock options and restricted shares as an inducement to accept such position and as a performance incentive. Mr. Charman is entitled to participate in all incentive plans and all employee benefit plans in which senior executives of the Company are eligible to participate and also is entitled to a supplemental executive retirement benefit upon terms and conditions determined by the board.

        If Mr. Charman's employment terminates as a result of death, Mr. Charman's employment agreement automatically terminates, and his designated beneficiary or legal representatives are entitled to (1) base salary through the end of the month in which he dies, (2) a lump sum payment of one year's base salary, (3) a separation bonus no less than the greater of (A) $1,250,000 and (B) the highest amount awarded to Mr. Charman as an annual bonus for any of the three years immediately preceding his death, (4) immediate vesting of his previously unvested stock options and restricted shares as if his employment continued until the end of the 12-month period following his death, with the stock options to remain exercisable for no longer than one year, (5) vesting and exercisability of all other equity awards in accordance with their terms and (6) any accrued benefits under the Company's plans, programs or agreements.

        Either Mr. Charman or we may terminate his employment agreement if Mr. Charman becomes disabled by providing 15 days prior written notice to the other party. If Mr. Charman's employment ceases because of disability, then in addition to the entitlements discussed immediately above in the case of death, Mr. Charman is also entitled to (1) disability benefits and (2) continued coverage for one year under all benefit programs he was participating in immediately prior to the date of his termination.

        If we terminate Mr. Charman's employment agreement for cause, which includes conviction of a felony involving moral turpitude, gross negligence or gross misconduct, or if Mr. Charman voluntarily terminates his employment agreement with us, all of our obligations cease, and Mr. Charman will only be entitled to receive (1) accrued base salary through the date of termination, (2) continued eligibility for one year under all medical benefit programs he was participating in immediately prior to the date of his termination at Mr. Charman's expense for the full cost of premiums for such coverage and (3) other benefits under the Company's plans, programs and agreements.

        If we terminate Mr. Charman's employment without cause or if Mr. Charman terminates his employment with good reason as defined in the agreement, then Mr. Charman is subject to the same terms as if he ceased employment as a result of disability, except that Mr. Charman is entitled to receive payment of two year's base salary instead of one and two times the amount of the separation bonus and he is not entitled to disability benefits. If we terminate Mr. Charman's employment agreement without cause, or if Mr. Charman terminates his employment with good reason, in anticipation of, or within the 12-month period following, a change in control as defined in the agreement, Mr. Charman is also entitled to receive the foregoing benefits, excluding disability benefits, except that he is also entitled to (1) three times the amount of the separation bonus instead of two, (2) immediate vesting of his previously unvested stock options and restricted shares as if his employment continued until the third anniversary of the date of his termination, with the stock options to remain exercisable for no longer than one year, and (3) continued coverage for two years under all benefit programs.

        Any amount payable to Mr. Charman pursuant to his employment agreement upon his termination of employment for any reason must be paid in a lump sum with respect to 50% promptly following his termination, and with respect to the remaining 50%, with accrued interest, on the first anniversary of his termination date.

        Mr. Charman is also subject to non-competition and non-solicitation provisions for a period of one year after termination of the agreement along with ongoing confidentiality and non-disparagement requirements.

        Michael A. Butt.    Under Mr. Butt's service agreement, dated as of December 15, 2003, Mr. Butt has agreed to serve as Chairman of our board of directors. Mr. Butt's term of service under this agreement continues until December 31, 2008. Mr. Butt receives an annual base salary of $750,000 as of January 1, 2004 and an annual target incentive bonus opportunity of no less than 100% of his base salary. Mr. Butt's salary can be subject to review for increase at the discretion of the board, however, it cannot be decreased. Mr. Butt also was granted stock options and restricted shares as an inducement to accept such position and as a performance incentive. Mr. Butt is entitled to participate in all incentive plans and all employee benefit plans in which senior executives of the Company are eligible to participate and also is entitled to a supplemental executive retirement benefit upon terms and conditions determined by the board.

        If Mr. Butt's employment terminates as a result of death, Mr. Butt's agreement automatically terminates, and his spouse, other beneficiary or legal representatives are entitled to (1) any accrued base salary through the end of the month in which he dies, (2) a separation bonus no less than the greater of (A) $750,000 and (B) the highest amount awarded to Mr. Butt as an annual bonus for any of the three years immediately preceding his death, (3) immediate vesting of his previously unvested stock options and restricted shares as if his employment continued until the end of the 12-month period following his death, with the stock options to remain exercisable for no longer than one year, (4) vesting and excercisability of all other equity awards in accordance with their terms and (5) any accrued benefits under the Company's plans, programs or agreements.

        Either Mr. Butt or we may terminate his service agreement if Mr. Butt becomes disabled by providing 15 days prior written notice to the other party. If Mr. Butt's employment ceases because of disability, then in addition to the entitlements discussed immediately above in the case of death, Mr. Butt is also entitled to (1) payment of one year's base salary, (2) disability benefits and (3) continued coverage for one year under all benefit programs he was participating in immediately prior to the date of his termination.

        If we terminate Mr. Butt's service agreement for cause, which includes conviction of a felony involving moral turpitude, gross negligence or gross misconduct, or if Mr. Butt voluntarily terminates his service agreement with us, all of our obligations cease, and Mr. Butt will only be entitled to receive accrued base salary through the date of termination and any accrued benefits under the Company's plans, programs or agreements.

        If we terminate Mr. Butt's employment without cause or if Mr. Butt terminates his employment with good reason as defined in the agreement, then Mr. Butt is subject to the same terms as if he ceased employment as a result of disability, except that Mr. Butt is entitled to receive payment of two year's base salary instead of one and is not entitled to disability benefits. If we terminate Mr. Butt's agreement without cause or if Mr. Butt terminates his employment with good reason in anticipation of, or within the 12-month period following, a change in control as defined in the agreement, Mr. Butt is also entitled to receive the foregoing benefits, excluding disability benefits, except that he is also entitled to (1) two times the amount of the separation bonus, (2) immediate vesting of his previously unvested stock options and restricted shares as if his employment continued until the three-year anniversary of the date of his termination, with the stock options to remain exercisable for no longer than one year, and (3) continued coverage for two years under all benefit programs.

        Any amount payable to Mr. Butt pursuant to his service agreement upon his termination of employment for any reason must be paid in a lump sum with respect to 50% promptly following his termination, and with respect to the remaining 50%, with accrued interest, on the first anniversary of his termination date.

        Mr. Butt is also subject to non-competition and non-solicitation provisions for a period of one year after termination of the service agreement along with ongoing confidentiality and non-disparagement requirements.

        Dennis Reding.    Under Mr. Reding's employment agreement, dated as of January 1, 2004, Mr. Reding has agreed to serve as Chief Executive Officer of AXIS U.S. Insurance or in such other position as is mutually agreeable to Mr. Reding and the Company. Mr. Reding's term of service under this agreement continues until December 31, 2005 followed by automatic one-year renewals unless notice of termination of his employment is provided by us or Mr. Reding at least six months prior to the end of the term. Mr. Reding receives an annual base salary of $575,000 as of January 1, 2004 and an annual bonus payable at the discretion of the Company. We have also granted Mr. Reding options and restricted shares.

        Mr. Reding's employment will automatically terminate upon his death. The Company may terminate Mr. Reding's employment as a result of his disability, for cause (which includes willful misconduct or gross negligence in the performance of duties, willful engagement of conduct that is demonstrably injurious to the Company, material breach of the agreement or conviction of a felony or a crime involving moral turpitude) or without cause at any time. Mr. Reding may terminate his employment upon at least six months notice to the Company.

        In the event of termination of employment for any reason, Mr. Reding will be entitled to any accrued base salary though the date of termination and all employee benefits to which he is entitled under all employee benefit plans in which he participates. If we terminate Mr. Reding's employment without cause, he is entitled to continuation of his base salary and employee benefits for a period of 12 months after the date of termination. If Mr. Reding terminates his employment with good reason as defined in the agreement within the 12-month period following a change in control as defined in the agreement, Mr. Reding is entitled to continuation of his base salary and employee benefits for a period of 12 months after the date of termination and the bonus to which he would have been entitled as if all performance targets were met.

        If either the Company or Mr. Reding gives notice of non-renewal of Mr. Reding's employment or we terminate Mr. Reding's employment without cause and give him notice or Mr. Reding terminates his employment and gives us notice, we may until the termination date (1) require Mr. Reding to perform only those duties as we may choose, (2) require him not to perform any of his duties, (3) require him to not have any contact with customers, clients or employees, (4) exclude him from our premises and/or (4) require him to resign from all positions with the Company. If we elect to take any such action, Mr. Reding will continue to be an employee and we will continue to pay him his base salary and afford him all employee benefits to which he entitled until the date of termination.

        Mr. Reding is also subject to non-competition and non-solicitation provisions for a period of six months after termination of employment and ongoing confidentiality requirements.

        William A. Fischer.    Under Mr. Fischer's employment agreement, dated as of January 1, 2004, Mr. Fischer has agreed to serve as Chief Executive Officer and President of AXIS Global Reinsurance or in such other position as is mutually agreeable to Mr. Fischer and the Company. Mr. Fischer's term of service under this agreement continues until December 31, 2005 followed by automatic one-year renewals unless notice of termination of his employment is provided by us or Mr. Fischer at least six months prior to the end of the term. Mr. Fischer receives an annual base salary of $575,000 as of January 1, 2004 and an annual bonus payable at the discretion of the Company. We have also granted Mr. Fischer options and restricted shares.

        Mr. Fischer's employment will automatically terminate upon his death. The Company may terminate Mr. Fischer's employment as a result of his disability, for cause (which includes willful misconduct or gross negligence in the performance of duties, willful engagement of conduct that is demonstrably injurious to the Company, material breach of the agreement or conviction of a felony or a crime involving moral turpitude) or without cause upon 30 days notice. Mr. Fischer may terminate his employment upon at least six months notice to the Company.

        In the event of termination of employment for any reason, Mr. Fischer will be entitled to any accrued base salary though the date of termination and all employee benefits to which he is entitled under all employee benefit plans in which he participates. If we terminate Mr. Fischer's employment without cause, he is entitled to continuation of his base salary and employee benefits for a period of 12 months after the date of termination. If Mr. Fischer terminates his employment with good reason as defined in the agreement within the 12-month period following a change in control as defined in the agreement, Mr. Fischer is entitled to continuation of his base salary and employee benefits for a period of 12 months after the date of termination and the bonus to which he would have been entitled as if all performance targets were met. If Mr. Fischer's employment is terminated for any reason, other than for cause or by Mr. Fischer without the required notice, the Company will pay the costs of repatriating him and his family to the United States.

        If either the Company or Mr. Fischer gives notice of non-renewal of Mr. Fischer's employment or we terminate Mr. Fischer's employment without cause and give him notice or Mr. Fischer terminates his employment and gives us notice, we may until the termination date (1) require Mr. Fischer to perform only those duties as we may choose, (2) require him not to perform any of his duties, (3) require him to not have any contact with customers, clients or employees, (4) exclude him from our premises and/or (4) require him to resign from all positions with the Company. If we elect to take any such action, Mr. Fischer will continue to be an employee and we will continue to pay him his base salary and afford him all employee benefits to which he entitled until the date of termination.

        Mr. Fischer is also subject to non-competition and non-solicitation provisions for a period of six months after termination of employment and ongoing confidentiality requirements.

        John Gressier.    Under Mr. Gressier's employment agreement, dated as of December 20, 2002, Mr. Gressier has agreed to serve as Chief Executive Officer and President of AXIS Global Insurance. Mr. Gressier receives an annual base salary of £364,210 as of January 1, 2004 and an annual bonus payable at the discretion of the Company. The Company has also granted Mr. Gressier options and restricted shares.

        We may terminate Mr. Gressier's employment without cause upon at least six months notice, for cause (which includes material breach of the agreement, grave misconduct, gross default or willful neglect in the discharge of his duties, commission of any serious act of dishonesty or conviction of any indictable offence that affects his position with the Company), as a result of his disability or upon reaching age 60. Mr. Gressier may terminate his employment upon at least six months notice to the Company.

        If we terminate Mr. Gressier's employment, we may pay him in lieu of providing the required notice his base salary for the notice period. In addition, we may upon notice to Mr. Gressier during some or all of the notice period require Mr. Gressier to (1) cease performing some or all of the powers, authorities and discretions delegated to him, (2) cease attending our offices and the offices of our brokers, clients and potential clients and/or (3) complete specifically assigned projects.

        Mr. Gressier is also subject to non-competition provisions and non-solicitation provisions for a period of six months after termination of employment and ongoing confidentiality requirements.

Compensation Committee Report on Executive Compensation

        The following report is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the U.S. Securities Act of 1933 (the "Securities Act") or the Exchange Act.

        The Compensation Committee's objectives in determining executive compensation are to ensure that (1) the Company's executive officers are compensated according to the terms of the respective employment agreements, (2) the Company's compensation policies are designed to maximize shareholders value over the long-term and (3) the Company has compensation and benefit programs that will attract and retain superior talent globally. The Compensation Committee believes that the Company's policies provide all employees, and particularly management, with incentives to strive for excellence and link the financial interests of management with those of the Company's shareholders.

        Executive compensation is a combination of base salary, an annual cash bonus made under the Company's annual incentive plan and incentive awards made under the Employees Plan. The Compensation Committee determines the level of compensation and incentive awards based on a number of factors, including achievement of performance objectives established by the Company and the board of directors. The Compensation Committee has utilized the services of an outside executive compensation consultant to provide objective and competitive guidance to maintain the integrity of the programs and corresponding goals.

        Salary Administration Program.    The Company's salary administration program was designed to balance internal parity with external market practice. In order to remain competitive with the market, the Compensation Committee reviews executive salaries as needed. Executive officer salary adjustments are determined by objective and subjective evaluation of individual performance, internal parity comparisons and a global review of the external market for comparable positions.

        Annual Incentive Plan.    The Company contributes to an annual bonus pool that is distributed to all eligible employees. The bonus pool is determined by the Compensation Committee based on the Company's net income and gross premiums written for each fiscal year and goals established by the Company's management and approved by the Compensation Committee. Awards made to executive officers under the annual incentive plan are based upon recommendations made by the Chief Executive Officer and President and are approved by the Compensation Committee. Awards made to other employees under the annual incentive plan generally are determined by department heads based on target percentages and individual performance.

        In addition, in September 2003 the Compensation Committee determined to award to eligible employees $2.9 million of accrued bonus funds that were not allocated in 2002. These funds were allocated to employees who were employed by the Company as of December 31, 2002 and who received an incentive award for 2002 under the annual incentive plan, other than the Chairman of the Board, the Chief Executive Officer and the Chairman of the Executive Committee. The awards made under this additional bonus plan vest on October 1, 2005, at which time they will be distributed as a cash payment to all eligible employees who are still employed by the Company at that date. Any amounts forfeited by employees who leave the Company will be reallocated to the remaining participants.

        Employees Plan.    The Employees Plan was established to optimize the Company's profitability and growth through incentives which are consistent with the Company's goals and which link the interest of select employees with those of the Company's shareholders. The Company believes that the plan also promotes teamwork and provides employees with an incentive to strive for excellence. Equity awards generally are made one time per year as part of the Company's annual compensation review and are made in accordance with guidelines approved by the Compensation Committee. The Compensation Committee also considers equity awards in specific cases based on individual performance or for purposes of attracting and retaining key executives. For 2004, non-qualified stock options and restricted stock awards were granted to executive officers based on targets contained in the guidelines and individual performance. For 2004, all awards to executive officers under the Employees Plan were approved by the Compensation Committee.

        Section 162(m) Compliance.    The policy of the Compensation Committee with respect to Section 162(m) of the Code is to establish and maintain a compensation program that will optimize the deductibility of compensation. However, the Compensation Committee may exercise its right to use judgment, where merited by the need to respond to changing business conditions or to an executive officer's individual performance, to authorize compensation that may not, in a specific case, be fully deductible. Given the Company's performance during 2004, the Chief Executive Officer and several of our other executive officers received compensation in excess of $1,000,000, which will not be deductible pursuant to Section 162(m).

        Chief Executive Officer Compensation.    In determining the compensation of the Chief Executive Officer, the Compensation Committee awarded compensation based on Mr. Charman's employment agreement, which provided for a base salary of $1,250,000 and a target bonus payable under the annual incentive plan of 150% of base salary. In addition, the Compensation Committee reviewed both quantitative and qualitative measures of Mr. Charman's performance.

        Under his leadership, the 2004 financial results of the Company were exceptional as evidenced by the following financial measures:

  •
  gross written premium of $3.012 billion, up over 32% from $2.273 billion in 2003;

  •
  net income of $495 million despite third quarter hurricane net losses of $266.3 million; and

  •
  a return on average equity of over 16.3%.

        During 2004, Mr. Charman led the management team during a period that was one of the most challenging in the history of the insurance and reinsurance industry. Under his leadership, the Company continued to build a profitable business following the strategy and vision set by Mr. Charman at the Company's inception. During 2004, the Company's underwriting and market diversification strategies were tested and the results were very positive. These solid results were achieved in a year in which the industry experienced a series of challenges, including disruption in the broker market, regulatory uncertainty and unprecedented industry losses from a series of worldwide natural disasters. Despite these substantial challenges, Mr. Charman led the Company's staff to generate solid financial returns. Mr. Charman communicates effectively with the Board of Directors on all matters relating to the Company's business. Mr. Charman has demonstrated an effective command of the business and is a highly effective leader representing the Company in the broker, client and shareholder communities.

COMPENSATION COMMITTEE Frank J. Tasco, Chairman Donald J. Greene Jürgen Grupe Jeffrey C. Walker

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is composed of Messrs. Greene, Grupe and Walker and is chaired by Mr. Tasco. During the year ended December 31, 2004, no executive officer of the Company served as a member of the compensation committee or as a director of another entity, one of whose executive officers served on the Compensation Committee or as a director of the Company.

        Mr. Walker is the Managing Partner of J.P. Morgan Partners and a member of the Executive Committee and Vice Chairman of J.P. Morgan Chase & Co., both of which are affiliates of J.P. Morgan Securities Inc. During the year ended December 31, 2004, J.P. Morgan Securities Inc. acted as an underwriter in our secondary offering and was paid $1.8 million in underwriting discounts and commissions. In addition, during the year ended December 31, 2004, J.P. Morgan Securities Inc. acted as an underwriter in our public offering of senior notes and was paid $1.1 million in underwriting discounts and commissions.

        During the year ended December 31, 2004, JPMorgan Chase Bank acted as administrative agent and/or lender for our syndicated credit facility. Some subsidiaries of the Company also hold several bank accounts with JPMorgan Chase Bank. During the year ended December 31, 2004, we incurred $678,000 of fees in connection with these transactions.

        AXIS Specialty Limited entered into agreements in November 2001 and December 2002 with J.P. Morgan Investment Management Inc. and its affiliates under which JPMorgan was appointed as an investment manager of part of our investment portfolio. These agreements were entered into on an arms length basis on terms generally available in the market. During the year ended December 31, 2004, we incurred $688,000 of fees pursuant to these agreements.

Corporate Governance

        We have adopted a Code of Business Conduct that applies to all of our directors and employees, including our Chief Executive Officer and President, our Chief Financial Officer and our Controller. A copy of the Code of Business Conduct, as well as our Corporate Governance Guidelines, is available on our website at www.axiscapital.com. We intend to disclose any required amendment to, or waiver of, a provision of the Code of Business Conduct that applies to our Chief Executive Officer and President, our Chief Financial Officer or our Controller on our website. In addition, waivers of the Code of Business Conduct for our directors and executive officers may be made only by our board of directors or the Corporate Governance and Nominating Committee and will be promptly disclosed to shareholders on our website in accordance with the listing standards of the New York Stock Exchange.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC and the New York Stock Exchange reports on Forms 3, 4 and 5 concerning their ownership of the common shares and other equity securities of the Company. Under SEC rules, we must be furnished with copies of these reports.

        Based on our review of these reports, we believe that all of our directors, executive officers and shareholders who are required to file reports filed all of such reports on a timely basis during the year ended December 31, 2004, with the exception of one Form 4 filing for Ms. Mariano that reported the exercise of an option and concurrent sale of common shares after the required reporting date.

PRINCIPAL SHAREHOLDERS

        The following table sets forth information as of March 14, 2005 regarding beneficial ownership of our common shares by:

  •
  each person or group known to us to be the beneficial owner of more than 5% of our common shares;

  •
  each of our directors;

  •
  each of our named executive officers; and

  •
  all of our directors and executive officers as a group.

	Number of Common Shares(1)	Percent of Outstanding Common Shares(1)
Directors and Executive Officers
Michael A. Butt(2)	496,463	*
John R. Charman(3)	6,626,262	4.5%
Robert J. Newhouse, Jr.(4)	904,058	*
Charles A. Davis(5)	—	—
W. Thomas Forrester(6)	2,667	*
Robert L. Friedman	—	—
Donald J. Greene(7)	80,608	*
Jürgen Grupe	—	—
Maurice A. Keane(8)	36,798	*
Edward J. Kelly, III(9)	18,071	*
Scott A. Schoen(10)	—	—
Henry B. Smith	3,950	*
Frank J. Tasco(11)	88,648	*
Jeffrey C. Walker(12)	—	—
Dennis B. Reding(13)	260,833	*
William A. Fischer(14)	316,667	*
John Gressier(15)	372,667	*
All directors and executive officers as a group (25 persons)(16)	10,482,997	7.1%
Other Shareholders
Marsh & McLennan Companies, Inc. and related entities(17)(18)	36,254,144	22.6%
J.P. Morgan Chase & Co. and related entities(19)	11,582,886	8.1%
Thomas H. Lee (Alternative) Fund V, L.P. and related entities(20)	11,580,080	8.1%
Alliance Capital Management L.P.(21)	8,923,866	6.2%
Fidelity Management & Research Company(22)	8,150,300	5.7%

*
Less than 1%

(1)
Number of common shares beneficially owned and percentage ownership are based on common shares outstanding as of March 14, 2005, adjusted as required by rules promulgated by the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and includes sole or shared voting or investment power with respect to such shares. All outstanding warrants for common shares and options for common shares subject to options currently exercisable or exercisable within 60 days after March 14, 2005 are deemed to be outstanding and to be beneficially owned by the person holding such warrants or options for the purpose of computing the number of common shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to the table, based on information provided by the persons named in the table, such persons have sole voting and investment power with respect to all common shares shown as beneficially owned by them. Our bye-laws reduce the total voting power of any shareholder owning 9.5% or more of our common shares to less than 9.5% of the voting power of our capital stock.

(2)
Includes 398,130 common shares held directly by Mr. Butt and options to acquire 98,333 common shares.

(3)
Includes 572,064 common shares held directly by Mr. Charman, 1,804,908 common shares owned by Dragon Holdings Trust ("Dragon Trust"), 597,704 common shares owned by JR Charman Children's Settlement ("Children's Settlement") and options to acquire 2,201,779 common shares. It also includes 1,087,357 common shares issuable upon exercise of warrants of the Company held by Dragon Trust and 362,450 common shares issuable upon exercise of warrants of the Company held by Children's Settlement. Mr. Charman may be deemed to share voting and/or dispositive power with respect to the common shares and common shares issuable upon exercise of the warrants held by Dragon Trust and Children's Settlement, but he disclaims beneficial ownership of all such common shares. The trustee of Dragon Trust and of Children's Settlement is Codan Trust Company Limited ("Codan") whose registered office is at Richmond House, 12 Par-La-Ville Road, Hamilton HM08, Bermuda. Any two directors or one director and one officer of Codan hold the power to exercise dispositive power over the common shares and common shares issuable upon the exercise of warrants of the Company held by Dragon Trust and Children's Settlement. Mr. Charman has a discretionary and contingent interest in the trust property of Dragon Trust. He also has the power to appoint and remove new or successor trustees. The Trustee has absolute discretion as to whether to make any distributions to him or not and there are other family beneficiaries. Mr. Charman's contingent interest is subject to him surviving to the end of the trust period, which is expected to be at least 80 years. Mr. Charman has no beneficial interest in the trust property of Children's Settlement, although he has the power to appoint new or successor trustees.

(4)
Includes 417,250 common shares held directly by Mr. Newhouse, warrants to acquire 71,808 common shares and options to acquire 415,000 common shares.

(5)
Mr. Davis is Chairman and Chief Executive Officer of MMC Capital, Inc., a director of Marsh & McLennan Risk Capital Holdings, Ltd. and a Vice Chairman of Marsh & McLennan Companies, Inc. He also serves as a member of the investment committee of Trident II, L.P. and is the sole member of one of the single member limited liability companies that serves as a general partner of Trident Capital II, L.P., the general partner of Trident II, L.P. Mr. Davis may be deemed to share voting and dispositive power with respect to the common shares and common shares issuable upon exercise of the warrants of the Company that are, or may be deemed to be, beneficially owned by Marsh & McLennan Companies, Inc. (including the shares that are, or may be deemed to be, beneficially owned by Marsh & McLennan Risk Capital Holdings, Ltd. and MMC Capital, Inc.) and Trident II, L.P, but he disclaims beneficial ownership of all such common shares. See footnotes 17 and 18 below.

(6)
Includes options to acquire 2,667 common shares.

(7)
Includes 72,608 common shares held directly by Mr. Greene and options to acquire 8,000 common shares.

(8)
Includes 28,798 common shares held directly by Mr. Keane and options to acquire 8,000 common shares.

(9)
Includes 10,071 common shares held directly by Mr. Kelly and options to acquire 8,000 common shares.

(10)
Mr. Schoen is a Managing Director of Thomas H. Lee Advisors, LLC, the general partner of Thomas H. Lee Partners, L.P. Mr. Schoen may be deemed to share voting and dispositive power with respect to the common shares that are beneficially owned by Thomas H. Lee Advisors, LLC, but he disclaims beneficial ownership of all such common shares. See footnote 20.

(11)
Includes 80,648 common shares held directly by Mr. Tasco and options to acquire 8,000 common shares.

(12)
Mr. Walker is the President of JPMP Capital Corp., an indirect wholly owned subsidiary of J.P. Morgan Chase & Co. which is the general partner of JPMP Master Fund Manager, L.P. (the general partner of J.P. Morgan Partners (BHCA), L.P.), a limited partner of JPMP Master Fund Manager, L.P. and a general partner of JPMP Global Investors, L.P. (the general partner of J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors A, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors (Cayman) II, L.P., J.P. Morgan Partners Global Investors (Cayman) III, L.P., and J.P. Morgan Partners Global Investors (Cayman) IV, L.P.). Mr. Walker may be deemed to share voting and dispositive power with respect to the common shares beneficially owned by J.P. Morgan Chase & Co., but he disclaims beneficial ownership of all such shares. Mr. Walker is also President of JPMP Capital, LLC and may be deemed to share voting and dispositive power with respect to common shares held by J.P. Morgan Capital, L.P. and J.P. Morgan Corsair II Offshore Capital Partners, L.P. Mr. Walker disclaims beneficial ownership of all such shares. See footnote 19.

(13)
Includes 207,500 common shares held directly by Mr. Reding and options to acquire 53,333 common shares.

(14)
Includes 170,000 common shares held directly by Mr. Fischer and options to acquire 146,666 common shares.

(15)
Includes 246,000 common shares held directly by Mr. Gressier and options to acquire 126,667 common shares.

(16)
Includes 5,449,381 common shares, warrants to acquire 1,521,615 common shares and options to acquire 3,452,001 common shares.

(17)
Includes (i) 3,704,827 common shares held by Marsh & McLennan Risk Capital Holdings, Ltd.; (ii) 383,736 common shares and 473,264 common shares issuable upon exercise of warrants of the Company held by Marsh & McLennan Capital Professionals Fund, L.P.; (iii) 385,858 common shares and 476,528 common shares issuable upon exercise of warrants of the Company held by Marsh & McLennan Employees' Securities Company, L.P.; (iv) 13,706,675 common shares and 16,918,312 common shares issuable upon exercise of warrants held by Trident II, L.P.; (v) 11,792 shares held by MMC Capital, Inc.; (vi) 59,928 common shares held by Putnam Investments Employees' Securities Co. I LLC; (vii) 53,508 common shares held by Putnam Investments Employees' Securities Co. II LLC; and (viii) 69,716 common shares held by Putnam Investments Holdings, LLC. The principal address for Marsh & McLennan Companies, Inc. and Marsh & McLennan Risk Capital Holdings, Ltd. is 1166 Avenue of the Americas, New York, New York 10036. The address for MMC Capital, Inc. is 20 Horseneck Lane, Greenwich, Connecticut 06830. The address for Trident II, L.P., Trident Capital II, L.P., Marsh & McLennan Capital Professionals Fund, L.P. and Marsh & McLennan Employees' Securities Company, L.P. is Maples & Calder, Ugland House, Box 309, South Church Street, George Town, Grand Cayman, Cayman Islands. The address for Putnam Investments Employees' Securities Company I, LLC and Putnam Investments Employees' Securities Company II, LLC is One Post Office Square, Boston, Massachusetts 02109.

(18)
The sole general partner of Trident II, L.P. is Trident Capital II, L.P. The manager of Trident II, L.P. is MMC Capital, Inc., a wholly owned subsidiary of Marsh & McLennan Risk Capital Holdings, Ltd. Marsh & McLennan Risk Capital Holdings, Ltd. is a wholly owned, indirect subsidiary of Marsh & McLennan Companies, Inc. The general partners of Trident Capital II, L.P. are Marsh & McLennan GP I, Inc., a wholly owned subsidiary of Marsh & McLennan Risk Capital Holdings, Ltd., and two single member limited liability companies that are owned by individuals who are senior executive officers of Marsh & McLennan Companies, Inc. Putnam Investments Holdings, LLC is a subsidiary of Marsh & McLennan Companies and is the managing member of Putnam Investments Employees' Securities Co. I LLC and Putnam Investments Employees' Securities Co. II LLC. As the ultimate parent corporation of its various subsidiaries, Marsh & McLennan Companies, Inc. may be deemed to share voting and investment power with respect to all common shares of the Company that are, or may be deemed to be, beneficially owned by each of its subsidiaries. Marsh & McLennan Companies, Inc. disclaim any beneficial ownership of common shares and warrants to purchase common shares that are, or may be deemed to be, beneficially owned by Trident II, L.P. and Trident Capital II. L.P.

(19)
Includes 5,792,820 common shares owned by J.P. Morgan Partners (BHCA), L.P. ("JPMP BHCA"), an indirect wholly owned subsidiary of J.P. Morgan Chase & Co., and 1,659,741 common shares held by the following related fund entities: J.P. Morgan Partners Global Investors, L.P. (29,580 common shares); J.P. Morgan Partners Global Investors A, L.P. (98,562 common shares); J.P. Morgan Partners Global Investors (Cayman), L.P. (495,407 common shares); J.P. Morgan Partners Global Investors (Cayman) II, L.P. (55,211 common shares); J.P. Morgan Partners Global Investors (Cayman) III, L.P. (563,192 common shares); J.P. Morgan Partners Global Investors (Cayman) IV, L.P. (417,789 common shares); J.P. Morgan Partners Global Investors (Cayman/Selldown) III, L.P. (213,967 shares); and J.P. Morgan Partners Global Investors (Cayman/Selldown) IV, L.P. (152,834 shares) (collectively, the "JPMP Global Fund Entities"). The general partner of JPMP BHCA is JPMP Master Fund Manager, L.P., the general partner of which is JPMP Capital Corp. JPMP Capital Corp., a wholly owned subsidiary of J.P. Morgan Chase & Co., is the general partner of JPMP Global Investors, L.P., which is the general partner of each of the foregoing JPMP Global Fund Entities. Also includes common shares owned by two other companies in which J.P. Morgan Chase & Co. has an interest: J.P. Morgan Capital, L.P. (865,611 common shares) and J.P. Morgan Corsair II Offshore Capital Partners, L.P. (2,897,913 common shares) (collectively, the "Corsair Shares"). JPMP BHCA, JPMP Capital Corp. and the JPMP Global Fund Entities have no pecuniary interest in and disclaim beneficial ownership of the Corsair Shares. The principal address for J.P. Morgan Chase & Co. is 270 Park Avenue, New York, NY, 10017. The principal address for each of JPMP BHCA, J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors A, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors (Cayman) II, L.P., J.P. Morgan Partners Global Investors (Cayman) III, L.P., J.P. Morgan Partners Global Investors (Cayman) IV, L.P., JPMP Capital Corp., J.P. Morgan Capital, L.P., J.P. Morgan Partners Global Investors (Cayman/Selldown) III, L.P. and J.P. Morgan Partners Global Investors (Cayman/Selldown) IV, L.P. is 1221 Avenue of the Americas, New York, NY, 10020. The address for J.P. Morgan Corsair II Offshore Capital Partners, L.P. is 277 Park Avenue, New York, NY, 10172.

(20)
Includes 8,923,805 common shares held by Thomas H. Lee (Alternative) Fund V, L.P.; 2,315,368 common shares held by Thomas H. Lee (Alternative) Parallel Fund V, L.P.; 122,966 common shares held by Thomas H. Lee (Alternative) Cayman Fund V, L.P.; 17,160 common shares held by U.S. Bank, N.A. (successor to State Street Bank and Trust Company), not personally, but solely as Trustee under the 1997 Thomas H. Lee Nominee Trust; 17,629 common shares held by Thomas H. Lee Investors Limited Partnership; 69,716 common shares held by Putnam Investments Employees' Securities Co. I LLC; 59,928 common shares held by Putnam Investments Employees' Securities Co. II LLC; and 53,508 common shares held by Putnam Investments Holdings, LLC. The address for the Thomas H. Lee (Alternative) Fund V, L.P., Thomas H. Lee (Alternative) Parallel Fund V, L.P. and Thomas H. Lee (Alternative) Cayman Fund V, L.P. is c/o Walkers, Walker House, Mary Street, George Town, Grand Cayman, Cayman Islands. The address for the 1997 Thomas H. Lee

  Nominee Trust and Thomas H. Lee Investors Limited Partnership is 75 State Street, Boston, Massachusetts 02109. The address for Putnam Investments Employees' Securities Company I, LLC, Putnam Investments Employees' Securities Company II, LLC and Putnam Investments Holdings LLC is One Post Office Square, Boston, Massachusetts 02109. No individual at Thomas H. Lee has voting or investment control over the common shares owned of record by Thomas H. Lee (Alternative) Fund V, L.P., Thomas H. Lee (Alternative) Parallel Fund V, L.P., Thomas H. Lee (Alternative) Cayman Fund V, L.P. and Thomas H. Lee Investors Limited Partnership. Thomas H. Lee has voting and investment control over common shares owned of record by State Street Bank and Trust Company as Trustee under the 1997 Thomas H. Lee Nominee Trust. No individual at Putnam Investments has voting or investment control over common shares owned of record by Putnam Investments Employees' Securities Co. I LLC, Putnam Investments Employees' Securities Co. II LLC and Putnam Investments Holdings, LLC.

(21)
Based solely on information contained in a Schedule 13G filed on February 14, 2005 by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, AXA and AXA Financial, Inc. and includes common shares beneficially held as of December 31, 2004 by such entities. These entities have sole voting power over 2,849,444 common shares, shared voting power over 5,474,250 common shares and sole dispositive power over 8,923,866 common shares. Alliance Capital Management L.P. is a subsidiary of AXA Financial, Inc. and is a registered investment advisor. The address for AXA Assuarances I.A.R.D. Mutuelle, AXA Assuarances Vie Mutuelle and AXA Courtage Assurance Mutuelle is 26, rue Drouot, 750009 Paris, France; the address for AXA is 25, avenue Matignon, 75008 Paris, France; and the address for AXA Financial, Inc. is 1290 Avenue of the Americas, New York, New York 10104. AXA Assuarances I.A.R.D. Mutuelle, AXA Assuarances Vie Mutuelle and AXA Courtage Assurance Mutuelle and AXA disclaim beneficial ownership of all of the common shares reported in the Schedule 13G.

(22)
Based solely on information contained in a Schedule 13G filed on February 14, 2005 by FMR Corp., Edward C. Johnson, III and Abigail P. Johnson and includes common shares beneficially held as of December 31, 2004 by such persons. These persons have sole dispositive power over 8,150,300 common shares. Fidelity Management & Research Company is a subsidiary of FMR Corp. and is a registered investment advisor. The address for Fidelity Management & Research Company is 82 Devonshire Street, Boston, Massachusetts 02109.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Mr. Davis, one of our directors, is Chairman and Chief Executive Officer of MMC Capital, Inc. and a Vice Chairman of Marsh & McLennan Companies, Inc. AXIS Specialty Limited entered into an advisory agreement in November 2001 with MMC Capital, Inc. Under this agreement, MMC Capital from time to time provides advice and assistance to the Company in connection with transactions and other matters as may be agreed by MMC Capital and the Company. The agreement has a term of five years during which AXIS Specialty Limited pays an annual fee of $1.0 million. During the year ended December 31, 2004, we incurred $1.0 million of fees and expenses to MMC Capital pursuant to this agreement. Mr. Davis receives approximately 4.5% of the payments made to MMC Capital pursuant to the MMC Capital Long Term Incentive Plan.

        AXIS Specialty Limited entered into an agreement in November 2001 with The Putnam Advisory Company, L.L.C., an affiliate of Marsh and McLennan Companies, Inc., under which Putnam was appointed as an investment manager of part of our investment portfolio. This agreement was entered into on an arms length basis on terms generally available in the market. During the year ended December 31, 2004, we incurred $716,000 of fees pursuant to this agreement.

        We use Marsh and its affiliates for accounting and human resource consulting services and placement of insurance. During the year ended December 31, 2004, we incurred $648,000 in fees in connection with these transactions. In addition, we pay brokerage fees and commissions to Marsh and its affiliates, which vary based on the amount of business produced. During the year ended December 31, 2004, we incurred $109.0 million in brokerage fees and commissions in connection with these transactions.

        Mr. Walker, one of our directors, is the Managing Partner of J.P. Morgan Partners and a member of the Executive Committee and Vice Chairman of J.P. Morgan Chase & Co., both of which are affiliates of J.P. Morgan Securities Inc. During the year ended December 31, 2004, J.P. Morgan Securities Inc. acted as an underwriter in our secondary public offering and was paid $1.8 million in underwriting discounts and commissions. In addition, during the year ended December 31, 2004, J.P. Morgan Securities Inc. acted as an underwriter in our public offering of senior notes and was paid $1.1 million in underwriting discounts and commissions.

        During the year ended December 31, 2004, JPMorgan Chase Bank acted as administrative agent and/or lender for our syndicated credit facility. Some of our subsidiaries also hold several bank accounts with JPMorgan Chase Bank. During the year ended December 31, 2004, we incurred $678,000 of fees in connection with these transactions.

        AXIS Specialty Limited entered into agreements in November 2001 and December 2002 with J.P. Morgan Investment Management Inc. and its affiliates under which JPMorgan was appointed as an investment manager of part of our investment portfolio. These agreements were entered into on an arms length basis on terms generally available in the market. During the year ended December 31, 2004, we incurred $688,000 of fees pursuant to these agreements.

        Mr. Friedman, one of our directors, is a Senior Managing Director of the Blackstone Group, L.P., which is an affiliate of Blackstone Debt Advisors L.P and Blackstone Alternative Asset Management, L.P. During the year ended December 31, 2004, we invested in several collateralized loan obligations. The collateral manager for one of these investments was Blackstone Debt Advisors L.P., who as collateral manager is entitled to management fees payable by the collateralized obligations in the ordinary course of business. In addition, during the year ended December 31, 2004, we invested in a hedge fund that is managed by Blackstone Alternative Asset Management L.P., who is entitled to management fees in the ordinary course of business.

        Mr. Smith, one of our directors, is the former Chief Executive Officer of the Bank of Bermuda Limited, which is an affiliate of HSBC Bank USA. During the year ended December 31, 2004, HSBC

Bank USA acted as a lender for our syndicated credit facility. Some of our subsidiaries also hold several bank accounts with the Bank of Bermuda. During the year ended December 31, 2004, we incurred $134,000 of fees in connection with these transactions.

        We provide insurance in the ordinary course of business to various entities that are affiliated with some of our directors and/or principal shareholders. These transactions are negotiated on an arm's length basis.

PERFORMANCE GRAPH

        Set forth below is a graph comparing the yearly percentage change in the cumulative total shareholder return on our common shares (assuming reinvestment of dividends) from July 1, 2003, the date that our common shares began trading on the New York Stock Exchange, through December 31, 2004 as compared to the cumulative total return of the Standard & Poor's 500 Stock Index and the cumulative total return of the Standard & Poor's Property Casualty Index. Our total return is computed using the initial public offering price of $22.00 per share. This graph assumes the investment of $100 in July 2003.

AUDIT COMMITTEE REPORT

        The following report is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.

        The primary purpose of the Audit Committee is to assist our board of directors in its oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications, independence and performance and the performance of the Company's internal audit function. The Audit Committee is solely responsible for the appointment, retention and compensation of the Company's independent auditors. It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. This is the responsibility of management and the independent auditors, as appropriate.

        In performing its duties, the Audit Committee:

  •
  has reviewed the Company's audited financial statements for the year ended December 31, 2004 and had discussions with management regarding the audited financial statements;

  •
  has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standard No. 61;

  •
  has received the written disclosures and the letter from independent auditors required by Independence Standards Board Standard No. 1; and

  •
  has discussed with the independent auditors their independence, the audited financial statements and other matters the Audit Committee deemed relevant and appropriate.

        Based on these reviews and discussions, the Audit Committee recommended to the board of directors that the Company's audited financial statements for the year ended December 31, 2004 be included in the Company's Annual Report on Form 10-K for such year.

AUDIT COMMITTEE Robert L. Friedman, Chairman W. Thomas Forrester Maurice A. Keane Frank J. Tasco

APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee and our board of directors have recommended the appointment of Deloitte & Touche, Hamilton, Bermuda, as our independent auditors for the fiscal year ending December 31, 2005 and the authorization of our board of directors acting through the Audit Committee to set the fees for the independent auditors. Representatives of the firm are expected to be present at the meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPOINTMENT OF DELOITTE & TOUCHE AS INDEPENDENT AUDITORS AND THE AUTHORIZTION OF OUR BOARD OF DIRECTORS ACTING THROUGH THE AUDIT COMMITTEE TO SET THE FEES FOR THE INDEPENDENT AUDITORS.

Audit Fees

        The aggregate fees billed by Deloitte & Touche for professional services for the years ended December 31, 2004 and December 31, 2003 for the audit of our annual financial statements, for the review of the financial statements included in our quarterly reports on Form 10-Q, for services in connection with the audits for insurance statutory and regulatory purposes in the various jurisdictions in which we operate and for the provision of opinions relating to our filings with the SEC were $2,489,814 and $1,338,783, respectively. The percentage of hours expended to audit our financial statements for the year ended December 31, 2004 that were attributed to work performed by persons other than Deloitte & Touche's full time, permanent employees was less than 50%.

Audit Related Fees

        The aggregate fees billed by Deloitte & Touche for professional services for the years ended December 31, 2004 and December 31, 2003 for assistance in implementing processes related to Section 404 of the Sarbanes-Oxley Act of 2002 were $23,291 and $34,243, respectively.

Tax Fees

        The aggregate fees billed by Deloitte & Touche for professional services for the years ended December 31, 2004 and December 31, 2003 for tax return preparation, tax planning and tax consulting were $746,268 and $641,559, respectively.

All Other Fees

        The aggregate fees billed by Deloitte & Touche for products and services rendered to us, other than the services described above under "Audit Fees," "Audit Related Fees" and "Tax Fees", for the fiscal years ended December 31, 2004 and December 31, 2003 were $2,333 and $3,506, respectively. These fees related to the issuance of a covenant compliance report.

Pre-Approval Policy

        On September 16, 2003, our board of directors adopted a policy regarding the procurement of audit services and non-audit services. The primary purpose of the policy is to ensure that we engage public accountants as external auditors to provide only audit and non-audit services that are compatible with maintaining independence. The policy requires that the audit committee pre-approve all audit and non-audit services for which our auditors are engaged. The Audit Committee may delegate the authority to grant pre-approvals to the Chairman of the Audit Committee or, in the event of his non-availability, to any other Audit Committee member. The Chairman of the Audit Committee or such other Audit Committee member must present to the Audit Committee at each scheduled meeting any pre-approvals that are granted. For the year ended December 31, 2004, 100% of the audit fees were pre-approved and for the year ended December 31, 2003, 73% of the audit fees were pre-approved. For the year ended December 31, 2004, 100% of the audit related fees, 100% of the tax fees and 100% of the other fees were pre-approved. For the year ended December 31, 2003, none of the audit related fees, tax fees or other fees were pre-approved as they were incurred prior to the adoption of our pre-approval policy.

ELECTION OF DIRECTORS OF AXIS SPECIALTY LIMITED

        In accordance with our bye-laws, if the Company is required or entitled to vote at a general meeting of any direct subsidiary of the Company, other than with respect to the appointment, removal and remuneration of auditors, the approval of financial statements and related reports and the remuneration of directors, our directors must refer the matter to the shareholders of the Company and seek authority from the Company's shareholders for the Company's representative or proxy to vote in favor of the resolution proposed by the subsidiary. Our directors must cause the Company's representative or proxy to vote the Company's shares in the subsidiary pro rata to the votes received at the general meeting of the Company. As a consequence, the following proposal relates to business to be conducted by one of our direct subsidiaries at its annual general meetings of shareholders.

        AXIS Specialty Limited ("AXIS Specialty") is one of our wholly-owned subsidiaries and is a company organized under the laws of Bermuda. We are seeking authority to elect directors of AXIS Specialty at the annual general meeting of AXIS Specialty. The board of directors of AXIS Specialty currently consists of three directors, Michael A. Butt, John R. Charman and Andrew Cook. The term of each director expires at the annual general meeting of AXIS Specialty in 2005. At that annual general meeting, the successors of the current directors will be elected to hold office for a term expiring at the annual general meeting of AXIS Specialty in 2008. Messrs Butt, Charman and Cook have been nominated for re-appointment as the directors of AXIS Specialty and have consented to serve without fee if elected. Each of Messrs. Butt, Charman and Cook are directors and/or officers of the Company. It is not expected that any of the nominees will become unavailable for election as a director of AXIS Specialty, but if any nominees should become unavailable prior to the meeting, the Company may vote for substitute nominees.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AUTHORITY TO ELECT THE NOMINEES.

LIQUIDATION OF AXIS SPECIALTY UK LIMITED

        In accordance with our bye-laws, if the Company is required or entitled to vote at a general meeting of any direct subsidiary of the Company, other than with respect to the appointment, removal and remuneration of auditors, the approval of financial statements and related reports and the remuneration of directors, our directors must refer the matter to the shareholders of the Company and seek authority from the Company's shareholders for the Company's representative or proxy to vote in favor of the resolution proposed by the subsidiary. Our directors must cause the Company's representative or proxy to vote the Company's shares in the subsidiary pro rata to the votes received at the general meeting of the Company. As a consequence, the following proposal relates to business to be conducted by one of our direct subsidiaries at its annual general meetings of shareholders.

        AXIS Specialty UK Limited ("AXIS UK") is one of our wholly owned subsidiaries and is a company organized under the laws of the United Kingdom. We are seeking authority to liquidate AXIS UK. AXIS UK has acted as our representative office in the United Kingdom. Because of changes in our operational structure, we have determined to consolidate the operations of our representative office with AXIS Specialty London, which is our United Kingdom branch office of AXIS Specialty Europe Limited. When this consolidation is complete, we may desire to liquidate AXIS UK. The liquidation (by way of a members' voluntary liquidation) of AXIS UK requires the approval of its shareholders under the laws of the United Kingdom. We may decide not to liquidate AXIS UK any time prior to the effective time of its liquidation. We believe that this approval is necessary in order to give us the ability to simplify our corporate organization.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AUTHORITY TO LIQUIDATE AXIS UK.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

        Shareholder proposals intended for inclusion in the Proxy Statement for the 2006 Annual General Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act should be sent to the Company's Secretary at 106 Pitts Bay Road, Pembroke HM 08, Bermuda and must be received by November 17, 2005 and otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2006 proxy materials. If the date of next year's annual general meeting is moved more than 30 days before or after the anniversary date of this year's annual general meeting, the deadline for inclusion of proposals in our proxy materials is instead a reasonable time before we begins to print and mail our proxy materials. In addition, if a holder of our common shares intends to present a proposal at the 2006 Annual General Meeting other than pursuant to Rule 14a-8 under the Exchange Act, and if the proposal is not received by the Company's Secretary by January 31, 2006 or, if the date of next year's annual general meeting is moved more than 30 days before or after the anniversary date of this year's annual general meeting, a reasonable time before we mail our proxy materials for the 2006 Annual General Meeting of Shareholders, then the proxies designated by our board of directors for the 2006 Annual General Meeting of Shareholders may vote in their discretion on any such proposal any common shares for which they have been appointed proxies without mention of such matter in the proxy materials for such meeting.

        Any shareholder entitled to vote at a meeting may submit candidates to be nominated for election as directors. A shareholder who wishes to submit a candidate for consideration must be a shareholder of record at the time that it submits a candidate for nomination and must be entitled to vote for the candidate at the meeting. A shareholder must give written notice of the submission to the Company's Secretary not less than 90 days nor more than 120 days prior to the anniversary of the Annual General Meeting of Shareholders of the preceding year. The notice must include (1) the name, age and business and residence addresses of the candidate, (2) the principal occupation or employment of the candidate, (3) the number of common shares or other securities of the Company beneficially owned by the candidate, (4) all other information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act and (5) the candidate's written consent to be named in the proxy statement and to serve as a director if elected. The notice must also include information on the shareholder submitting the nomination, including the shareholder's name and address as it appears on the Company books and the number of our common shares beneficially owned by the shareholder.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Shareholders may send communications to our board of directors by sending written notice to the Company's Secretary. The notice may specify whether the communication is directed to the entire board, to the non-management directors or to a particular board committee or director. The Company's Secretary will handle routine inquiries and requests for information or will otherwise determine whether the communication is made for a valid purpose and is relevant to the Company and its business and, if she so determines, will forward the communication to the Chairman of the Board, to the non-management directors or to the appropriate committee chairman or director. At each meeting of our board of directors, the Company's Secretary presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the directors on request.

OTHER MATTERS

        We know of no specific matter to be brought before the meeting that is not referred to in this proxy statement. If any other matter properly comes before the meeting, including any shareholder proposal properly made, the proxy holders will vote the proxies in accordance with their best judgment on such matter.

        We will bear the cost of this solicitation of proxies. We have engaged Proxy Services Corporation to assist us in the solicitation of proxies and the anticipated cost of such engagement is approximately $2,000. Proxies also may be solicited by directors, officers and employees of the Company and its subsidiaries without receiving additional compensation. The solicitation may be conducted by mail, telephone, telegram, telecopy, email, Internet and personal solicitation. Upon request, we will also reimburse brokers, banks and others who hold shares in their names, or in the names of nominees, for forwarding proxy materials to the beneficial owners.

        THE COMPANY WILL FURNISH, WITHOUT CHARGE TO ANY SHAREHOLDER, A COPY OF ITS ANNUAL REPORT ON FORM 10-K THAT IT FILES WITH THE SECURITIES AND EXCHANGE COMMISSION. A COPY OF THIS REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY'S SECRETARY AT 106 PITTS BAY ROAD, PEMBROKE HM 08, BERMUDA.

YOUR VOTE IS IMPORTANT
VOTE BY INTERNET/TELEPHONE
24 HOURS A DAY, 7 DAYS A WEEK

INTERNET HTTPS://WWW.PROXYVOTENOW.COM/AXS		TELEPHONE 1-866-204-2991		MAIL

•	Go to the website address listed above.	•	Use any touch tone telephone.	•	Mark, sign and date your proxy card.
•	Have your proxy card ready.	•	Have your proxy card ready.	•	Detach your proxy card.
•	Follow the simple instructions that appear on your computer screen.	•	Follow the simple recorded instructions.	•	Return your proxy card in the enclosed envelope.

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE

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AXIS CAPITAL HOLDINGS LIMITED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Andrew Cook, Carol S. Rivers and Clare E. Moran, and each of them, as proxies of the undersigned, with full power of substitution, to vote all of the common shares of AXIS Capital Holdings Limited held in the name of the undersigned at the close of business on March 11, 2005 on all matters presented at the Annual General Meeting of Shareholders of AXIS Capital Holdings Limited to be held on May 5, 2005 in Pembroke, Bermuda, and at any postponement or adjournment thereof.

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES THAT IT REPRESENTS WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED FOR PROPOSALS 1 - 4.

(Continued, and to be marked, signed and dated, on the other side)

Please mark, sign and date your proxy card and return it in the enclosed envelope.	PLEASE MARK YOUR VOTE AS INDICATED IN THIS EXAMPLE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1-4.

1.	To elect the following four nominees as Class II directors of AXIS Capital Holdings Limited:				FOR all nominees ☐	WITHHOLD AUTHORITY for all nominees ☐	EXCEPTIONS ☐
	(01)	Robert L. Friedman	(02)	Donald J. Greene
	(03)	Jurgen Grupe	(04)	Frank J. Tasco
INSTRUCTIONS: To withhold authority to vote for any nominee listed, strike a line through that nominee's name and check the "Exceptions" box above.
2.
	To appoint Deloitte & Touche to act as the independent auditors of AXIS Capital Holdings Limited for the fiscal year ending December 31, 2005 and to authorize the board of directors acting through the audit committee to set the fees for the independent auditors.				FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	To authorize the election of three nominees as directors of AXIS Specialty Limited.				FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	To authorize the liquidation of AXIS Specialty UK Limited.				FOR ☐	AGAINST ☐	ABSTAIN ☐

In their judgment, upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

DATE:	, 2005

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SIGNATURE(S)

        IMPORTANT: Please sign exactly as your name(s) appear(s) hereon. If you are acting as attorney-in-fact, corporate officer or in another representative capacity, please indicate the capacity in which you are signing.

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QuickLinks

DIRECTORS AND EXECUTIVE OFFICERS
Summary Compensation Table
Options/SAR Grants in 2004
Aggregated Options/SAR Exercises in 2004 And Fiscal Year-End Option/SAR Values
Equity Compensation Plan Information
PRINCIPAL SHAREHOLDERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
APPOINTMENT OF INDEPENDENT AUDITORS
ELECTION OF DIRECTORS OF AXIS SPECIALTY LIMITED
LIQUIDATION OF AXIS SPECIALTY UK LIMITED
SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
OTHER MATTERS
YOUR VOTE IS IMPORTANT VOTE BY INTERNET/TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK
AXIS CAPITAL HOLDINGS LIMITED THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SIGNATURE(S)